                        POWER OF ATTORNEY           Exhibit (24)


We, the undersigned directors of The Hartford Steam Boiler Inspection and Insurance Company, hereby individually appoint Kenneth J. Kelly and Roberta A. O'Brien, and each of them singly, with full power of substitution to each, our true and lawful attorneys with full power to them and each of them singly, to sign for us in our names in the capacities stated below the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 1993 for The Hartford Steam Boiler Inspection and Insurance Company, and any and all amendments to said Form 10-K, and generally to do all such things in our name and on our behalf in our capacities as directors that will enable the Company to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, which relate to said Form 10-K and the filing thereof, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any one of them to said Form 10-K and any and all amendments thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated.

(Signature)                                      (Title)                      (Date)
/s/ Wilson Wilde
- -----------------------
Wilson Wilde                                 Chairman, Chief                  March 28, 1994
                                             Executive Officer
                                             and Director

/s/ Gordon W. Kreh
- ----------------------
Gordon W. Kreh                               President and                    March 28, 1994
                                             Director

/s/ Joel B. Alvord
- -----------------------
Joel B. Alvord                               Director                         March 28, 1994


/s/ Colin G. Campbell
- -----------------------
Colin G. Campbell                            Director                         March 28, 1994


/s/ Donald M. Carlton
- -----------------------
Donald M. Carlton                            Director                         March 28, 1994


/s/ Richard G. Dooley
- ------------------------
Richard G. Dooley                            Director                         March 28, 1994

   (Signature)                               (Title)                          (Date)
/s/ William B. Ellis
- ------------------------
William B. Ellis                             Director                         March 28, 1994


/s/ E. James Ferland
- ------------------------
E. James Ferland                             Director                         March 28, 1994


/s/ John A. Powers
- ------------------------
John A. Powers                               Director                         March 28, 1994


/s/ Paul A. Vatter
- ------------------------
Paul A. Vatter                               Director                         March 28, 1994


/s/ John M. Washburn, Jr.
- -------------------------
John M. Washburn, Jr.                        Director                         March 28, 1994

EDGAR APPENDIX

The following descriptions apply to portions of Exhibit 13(ii) that were incorporated by reference but which cannot be filed electronically via EDGAR:


1.       Page 15; Total Revenues Graph:

         Shows Total Revenues trend over 10 years from 1984 through 1993, with amounts in millions:

         1984             273.7
         1985             319.0
         1986             394.7
         1987             426.3
         1988             452.4
         1989             482.7
         1990             536.0
         1991             599.5
         1992             636.7
         1993             636.1

2.       Page 16; Insurance Revenues Graph:

         Shows Consolidated Net Earned Premium trend over 10 years from 1984 through 1993, with amounts in millions:

         1984             $158.3
         1985             $206.3
         1986             $268.6
         1987             $283.5
         1988             $291.8
         1989             $286.8
         1990             $296.3
         1991             $318.8
         1992             $342.9
         1993             $349.2

3.       Page 17; Engineering Services Chart:

         Shows Net Engineering Services revenue (net of subcontract revenue) trend over 10 years from 1984 through 1993, with amounts in millions:

         1984             $78.4
         1985             $83.2
         1986             $84.4
         1987             $98.4
         1988             $112.7
         1989             $137.8
         1990             $174.2
         1991             $210.3
         1992             $231.0
         1993             $231.5

4.       Page 18:  Income from Investment Operations Chart:

         Shows Investment Income (net of expenses) and Realized capital gains trend over 10 years 1984 through 1993, with amounts in millions:

                          Net investment           Realized Capital
         Year             Income                   Gains
         1984             $20.9                    $16.1
         1985             $25.1                    $4.4
         1986             $30.2                    $11.5
         1987             $33.6                    $10.8
         1988             $35.8                    $12.1
         1989             $41.7                    $16.4
         1990             $37.9                    $27.6
         1991             $36.5                    $33.6
         1992             $32.0                    $30.8
         1993             $29.3                    $26.1

5.       Page 41; Market price per share Chart:

         Shows annual high low and closing HSB stock price - 10 year trend from 1984 through 1993


         Year                     High             Low              Close
         1984                     $7.44            $6.13            $7.31
         1985                     $15.88           $7.31            $15.62
         1986                     $25.50           $15.63           $23.56
         1987                     $36.63           $20.25           $23.00
         1988                     $36.75           $23.00           $36.75
         1989                     $59.25           $34.75           $53.50
         1990                     $62.13           $43.50           $48.75
         1991                     $63.75           $46.25           $57.50
         1992                     $59.25           $45.13           $58.38
         1993                     $59.50           $43.25           $44.50

6.       Page 41; Combined Ratio Graph

         Shows a comparison of HSB's and the A.M. Best P/C Industry's combined ratios - 10 year trend from 1984 through 1993:

         Year                HSB                    P/C
         1984               115.9%                119.0%
         1985                94.7%                116.5%
         1986                86.0%                106.9%
         1987                85.7%                103.3%
         1988                84.0%                103.9%
         1989                83.9%                108.6%
         1990                86.5%                108.4%
         1991                92.8%                108.6%
         1992                99.5%                115.8%
         1993               107.5%                109.2%

7.       Page 41; Engineering Services Margin Graph

         Shows Net Engineering Margin - 10 year trend from 1984 through 1993:

         1984             11.5%
         1985             8.0%
         1986             5.0%
         1987             7.0%
         1988             6.1%
         1989             7.7%
         1990             6.5%
         1991             6.7%
         1992             6.4%
         1993             5.1%